Exhibit 99.1

Repare Therapeutics Announces a Worldwide License and Collaboration Agreement with Roche for Camonsertib (RP-3500)

Repare will receive a $125 million upfront payment and is eligible to receive up to an additional $1.2 billion in potential development, regulatory, commercial and sales milestones, plus royalties on global net product sales.

Repare to host conference call today at 5:00 p.m. EDT

Cambridge, MA & Montreal, QC, June 1, 2022 (BUSINESS WIRE) — Repare Therapeutics Inc. (“Repare” or the “Company”) (Nasdaq: RPTX), a leading clinical-stage precision oncology company, today announced it has entered into a worldwide license and collaboration agreement with Roche for the development and commercialization of camonsertib (also known as RP-3500), a potent and selective oral small molecule inhibitor of ATR (Ataxia-Telangiectasia and Rad3-related protein kinase) for the treatment of tumors with specific synthetic-lethal genomic alterations including those in the ATM gene (Ataxia-Telangiectasia mutated kinase). Under the collaboration, Roche will assume development of camonsertib with the potential to expand development into additional tumors and multiple combination studies.

“Camonsertib has the potential to help cancer patients across numerous solid tumors as a monotherapy and possibly in combination with other agents,” said Kim Seth, Ph.D., EVP and Head of Business & Corporate Development at Repare. “Given the encouraging data Repare has generated for camonsertib as a potentially best-in-class ATR inhibitor with a promising tolerability profile and patient selection insights in areas of high unmet medical need, and Roche’s leading global footprint and unique expertise in precision oncology, we are confident that Roche is the ideal partner for us to drive the broad global development and commercialization of camonsertib.”

“Roche is excited about the emerging DNA damage response field, which represents a promising new approach to precision oncology,” said James Sabry, M.D., Ph.D., Global Head of Pharma Partnering, Roche. “We are looking forward to partnering with Repare Therapeutics to further develop camonsertib as a new potential treatment option for patients with significant unmet medical needs across a range of tumor types. The collaboration with Repare builds on Roche’s strategy of personalized healthcare and further strengthens our leadership in oncology.”

Under the terms of the agreement, Repare will receive a $125 million upfront payment, and is eligible to receive up to $1.2 billion in potential clinical, regulatory, commercial and sales milestones, including up to $55 million in potential near-term payments, and royalties on global net sales ranging from high-single-digits to high-teens. The collaboration also provides Repare with the ability to opt-in to a 50/50 U.S. co-development and profit share arrangement, including participation in U.S. co-promotion if U.S. regulatory approval is received. If Repare chooses to exercise its co-development and profit share option, it will continue to be eligible to receive certain clinical, regulatory, commercial and sales milestone payments, in addition to full ex-U.S. royalties.

The transaction is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions.

Company Conference Call:

The Company will host a conference call with accompanying slides for analysts and investors today at 5:00 p.m. Eastern Time to further discuss the collaboration. To access the call, please dial (877) 870-4263 (U.S.) or (855) 669-9657 (Canada) or (412) 317-0790 (international) at least 10 minutes prior to the start time and ask to be joined to the Repare Therapeutics call. A live video webcast will be available in the Investor section of the Company’s website at https://ir.reparerx.com/news-and-events/events. A webcast replay will also be archived for at least 30 days.

About Repare Therapeutics’ SNIPRx® Platform

Repare’s SNIPRx® platform is a genome-wide CRISPR-based screening approach that utilizes proprietary isogenic cell lines to identify novel and known synthetic lethal gene pairs and the corresponding patients who are most likely to benefit from the Company’s therapies based on the genetic profile of their tumors. Repare’s platform enables the development of precision therapeutics in patients whose tumors contain one or more genomic alterations identified by SNIPRx® screening, in order to selectively target those tumors in patients most likely to achieve clinical benefit from resulting product candidates.

About Repare Therapeutics, Inc.

Repare Therapeutics is a leading clinical-stage precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. The Company utilizes its genome-wide, CRISPR-enabled SNIPRx® platform to systematically discover and develop highly targeted cancer therapies focused on genomic instability, including DNA damage repair. The Company’s pipeline includes its lead product candidate camonsertib (also known as RP-3500), a potential leading ATR inhibitor currently in Phase 1/2 clinical development, its second clinical candidate, RP-6306, a PKMYT1 inhibitor currently in Phase 1 clinical development, a Polq¸ inhibitor program, as well as several early-stage, pre-clinical programs. For more information, please visit reparerx.com.

SNIPRx® is a registered trademark of Repare Therapeutics Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and securities laws in Canada. All statements in this press release other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: Repare’s collaboration with Roche; the ability of the parties to complete the transaction in a timely manner or at all; the possibility that various closing conditions for the transaction may not be satisfied or waived, including the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the risk that Repare may not realize the potential benefits of this collaboration with Roche; the discovery, development and potential commercialization of potential product candidates using Repare’s SNIPRx® platform technology and under the strategic collaboration agreement, including the development of camonsertib; the ability of the parties to file applications for regulatory approval or receive regulatory approvals in a timely manner or at all; the therapeutic potential for camonsertib in oncology applications; and the potential of Repare to receive milestone payments and royalties under the strategic collaboration agreement. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including the impacts of the COVID-19 pandemic on the Company’s business, clinical trials and financial position, unexpected safety or efficacy data observed during preclinical studies or clinical trials, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process, and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) and the Québec Autorité des Marchés Financiers (“AMF”) on March 1, 2022, and its other documents subsequently filed with or furnished to the SEC and AMF, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 5, 2022. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Repare Contact:

Steve Forte

Chief Financial Officer

Repare Therapeutics Inc.

info@reparerx.com

Investors:

Kimberly Minarovich

Argot Partners

repare@argotpartners.com

Media:

David Rosen

Argot Partners

david.rosen@argotpartners.com

212-600-1902